UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2023

BIONDVAX PHARMACEUTICALS LTD.

(Exact name of registrant as specified in its charter)

Israel	001-37353	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Jerusalem BioPark, 2nd Floor

Hadassah Ein Kerem Campus

Jerusalem, Israel

(Address of principal executive offices, including zip code)

(+972) 8-930-2529
(+972) 8-930-2531 (facsimile)

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 400 Ordinary Shares, no par value	BVXV	Nasdaq Capital Market

Ordinary Shares, no par value		Nasdaq Capital Market*

*	Not for trading; only in connection with the registration of American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2023, BiondVax Pharmaceuticals Ltd. (the “Company” or “BiondVax”) entered into a License Agreement (the “License Agreement”) with the Max-Planck-Innovation GmbH, the technology transfer agency of the Max Planck Society in Germany(“MI”) and the University Medical Center Gottingen (“UMG”) to develop and commercialize VHH antibodies (NanoAbs) targeting Interleukin-17 (IL-17) (the “Target”) as treatments for all potential indications. The Company was granted an exclusive worldwide license for development and commercialization with regard to know-how and patent rights directly related to the NanoAbs targeting IL-17.

Within 45 (forty-five) days of June 4th, the Company shall issue 17,000 American Depository Shares (the “ADSs”) to the counterparties to the License Agreement. MI will notify the Company as to how many of the ADSs shall be issued to MI’s parent and how many ADSs shall be issued to an entity who will hold the ADSs as trustee for UMG. The recipients of the ADSs issued pursuant to the License Agreement have agreed to not sell such ADSs until June 4, 2024.

BiodVax will owe payments to MI and UMG upon the achievement of certain milestones, including, but not limited to, submission of a new drug application (an “IND”) to a regulator and initiations of clinical studies with regard to pharmaceutical products that contain the NanoAbs targeting IL-17. BiondVax will pay MI and UMG percentage-based royalties on net sales of pharmaceutical products.

BiondVax has a deadline of June 30, 2025 to submit an IND. If it does not do so, BiondVax will have forty-five (45) days to submit a development plan to MI and UMG to achieve submission of an IND by June 30, 2026. If this deadline is not met the License Agreement will terminate prior to December 31, 2026. BiondVax can extend this deadline by 12 months each time it makes a EUR 500,000 payment to MI and UMG. As of June 4, 2023, BiondVax plans to initiate a preclinical in vivo efficacy study in 2024.

The foregoing description of the License Agreement is not complete and is qualified in its entirety by reference to the full text of the License Agreement, which will be filed as an exhibit to the Company’s periodic report containing the financial statements for the period ended June 30, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2023	BiondVax Pharmaceuticals Ltd.

	By:	/s/ Amir Reichman
Amir Reichman
Chief Executive Officer